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                     Chase Manhattan Auto Owner Trust 1997-B

                         Statement to Certificateholders

                                October 15, 1999

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                             DISTRIBUTION IN DOLLARS

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              ORIGINAL           PRIOR                                                                                    CURRENT
                FACE            PRINCIPAL                                                       REALIZED   DEFERRED      PRINCIPAL
  CLASS         VALUE            BALANCE          PRINCIPAL        INTEREST          TOTAL       LOSSES    INTEREST       BALANCE
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   A1       200,000,000.00              0.00             0.00            0.00             0.00     0.00      0.00               0.00
   A2       294,000,000.00              0.00             0.00            0.00             0.00     0.00      0.00               0.00
   A3       227,000,000.00     83,499,433.31    17,551,045.29      441,851.17    17,992,896.46     0.00      0.00      65,948,388.02
   A4       133,000,000.00    133,000,000.00             0.00      720,416.67       720,416.67     0.00      0.00     133,000,000.00
   A5        70,000,000.00     70,000,000.00             0.00      385,000.00       385,000.00     0.00      0.00      70,000,000.00
   B1        29,148,275.79     29,148,275.79             0.00      163,959.05       163,959.05     0.00      0.00      29,148,275.79
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 TOTALS     953,148,275.79    315,647,709.10    17,551,045.29    1,711,226.89    19,262,272.18     0.00      0.00     298,096,663.81
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             FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                              PASS-THROUGH RATES
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              PRIOR                                                          CURRENT              CURRENT
            PRINCIPAL                                                       PRINCIPAL    CLASS   PASS-THRU
 CLASS        FACTOR         PRINCIPAL      INTEREST       TOTAL             FACTOR                RATE
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   A1         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000     A1    5.744000 %
   A2         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000     A2    6.100000 %
   A3       367.83891326    77.31738013    1.94648093    79.26386106      290.52153313     A3    6.350000 %
   A4     1,000.00000000     0.00000000    5.41666669     5.41666669    1,000.00000000     A4    6.500000 %
   A5     1,000.00000000     0.00000000    5.50000000     5.50000000    1,000.00000000     A5    6.600000 %
   B1     1,000.00000000     0.00000000    5.62499995     5.62499995    1,000.00000000     B1    6.750000 %
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 TOTALS     331.16327975    18.41376178    1.79534175    20.20910352      312.74951797
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   IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT
                         THE ADMINISTRATOR LISTED BELOW:
                                 Kimberly Costa
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-3247
                        Email: kimberly.k.costa@chase.com
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[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                     Chase Manhattan Auto Owner Trust 1997-B

                                October 15, 1999
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                         STATEMENT TO CERTIFICATEHOLDERS

                         Due Period                                               28

                         Due Period Beginning Date                          09/01/99

                         Due Period End Date                                09/30/99

                         Determination Date                                 10/08/99

 Section 5.8(iii)  Servicing Fee                                          263,039.76

 Section 5.8(iii)  Servicing Fee per $1000                                0.27596940

 Section 5.8(iv)   Administration Fee                                       1,000.00

 Section 5.8(iv)   Administration Fee per $1000                           0.00104915

 Section 5.8(vi)   Pool Balance at the end of the Collection Period   298,096,663.81

 Section 5.8(vii)  Repurchase Amounts for Repurchased Receivable

                   By Seller                                                    0.00

                   By Servicer                                             67,076.17

                   TOTAL                                                   67,076.17

 Section 5.8(viii) Realized Net Losses for Collection Period              436,611.72

 Section 5.8(ix)   Reserve Account Balance after Disbursement           8,942,899.91

 Section 5.8(x)    Specified Reserve Account Balance                    8,942,899.91

 Section 5.8(xi)   Total Distribution Amount                           19,635,308.38

                   Servicing Fee                                          263,039.76

                   Administration Fee                                       1,000.00

                   Noteholders Distribution Amount                     19,098,313.13

                   Certficateholders Distribution Amount                  163,959.05

                   Deposit to Reserve Account                             108,996.44

 [Image]                (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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